                                                                   EXHIBIT 99(a)

                        TXU GAS COMPANY AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)

                                                             Twelve Months Ended
                                                                June 30, 2002
                                                             -------------------
                                                             Millions of Dollars

Operating revenues .........................................         $ 878
                                                                     -----

 Operating expenses
    Gas purchased for resale ...............................           433
    Operation and maintenance ..............................           261
    Depreciation and other amortization ....................            66
    Goodwill amortization ..................................             5
    Taxes other than income ................................            77
                                                                     -----
        Total operating expenses ...........................           842
                                                                     -----

Operating income ...........................................            36

Other income ...............................................            32

Other deductions ...........................................             5

Interest income ............................................             5

Interest expense and other charges .........................            65
                                                                     -----

Income from continuing operations before income taxes ......             3

Income tax expense .........................................             2
                                                                     -----

Income from continuing operations ..........................             1

Income from discontinued operations, net of tax ............            25
                                                                     -----

Net income .................................................            26

Preferred stock dividends ..................................             4
                                                                     -----

Net income applicable to common stock ......................         $  22
                                                                     =====